Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193753) pertaining to the 2014 Long-Term Incentive Plan of The New Home Company Inc. of (i) our report dated March 6, 2015, with respect to the consolidated financial statements of The New Home Company Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission; (ii) our report dated February 27, 2015, with respect to the consolidated financial statements of LR8 Investors, LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2014, filed with the Securities and Exchange Commission; (iii) our report dated February 27, 2015, with respect to the consolidated financial statements of Larkspur Land 8 Investors LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2014, filed with the Securities and Exchange Commission; (iv) our report dated February 13, 2015, with respect to the financial statements of TNHC Newport LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2014, filed with the Securities and Exchange Commission; (v) our report dated March 5, 2015, with respect to the financial statements of TNHC Meridian Investors LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2014, filed with the Securities and Exchange Commission; and (vi) our report dated February 13, 2015, with respect to the financial statements of TNHC-HW Foster City LLC, included in this Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
March 6, 2015